HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
May 8, 2007

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to ten separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Offering Period End Date: [May 24, 2007 at 2:00 pm, New York City time]
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: May 24, 2007
•     Issue Date: May 30, 2007
•     Maturity Date: 3 business days after the final valuation date
•     Initial Price: Market price of the reference asset on the initial valuation date

•     Barrier Price: The product of the barrier level multiplied by the initial price
•     Interest Payment Dates: The 30th calendar day following the issue date (except for any month where such day does not exist in which case the interest payment date will be the last calendar day of such month, or if that day is not a business day, the following business day), commencing on June 30, 2007 and ending on the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system

Reference Asset/ Reference Issuer (TICKER)	Page Number	Interest Rate (per Annum)	Barrier Level	Barrier Price	Principal Amount	Agent’s Discount or Commission Per Note / Total (1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final valuation date
SPECTRUM BRANDS, INC. (SPC)	FWP-5	25.00%	70%	TBD	TBD	TBD	TBD	40428H KH 4/ US40428HKH48	August 24, 2007
EVERGREEN ENERGY INC. (EEE)	FWP-6	25.00%	65%	TBD	TBD	TBD	TBD	40428H KJ 0/ US40428HKJ04	August 24, 2007
TAKE-TWO INTERACTIVE SOFTWARE, INC. (TTWO)	FWP-7	20.00%	80%	TBD	TBD	TBD	TBD	40428H KK 7 / US40428HKK76	August 24, 2007
AMR Corporation (AMR)	FWP-8	17.10%	80%	TBD	TBD	TBD	TBD	40428H KL 5 / US40428HKL59	November 26, 2007
RAMBUS INC. (RMBS)	FWP-9	16.00%	80%	TBD	TBD	TBD	TBD	40428H KM 3 / US40428HKM33	August 24, 2007
SunPower Corporation (SPWR)	FWP-10	14.00%	80%	TBD	TBD	TBD	TBD	40428H KN 1 / US40428HKN16	November 26, 2007
Level 3 Communications, Inc. (LVLT)	FWP-11	12.85%	80%	TBD	TBD	TBD	TBD	40428H KP 6 / US40428HKP63	August 24, 2007
Countrywide Financial Corporation (CFC)	FWP-12	11.45%	80%	TBD	TBD	TBD	TBD	40428H KQ 4 / US40428HKQ47	November 26, 2007
First BanCorp. (FBP)	FWP-13	11.00%	80%	TBD	TBD	TBD	TBD	40428H KR 2 / US40428HKR20	November 26, 2007
ConocoPhillips (COP)	FWP 14	8.00%	85%	TBD	TBD	TBD	TBD	40428H KS 0 / US40428HKS03	May 27, 2008

(1)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. May 8, 2007

GENERAL TERMS

This free writing prospectus relates to ten separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

FWP-3

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through March 30, 2007 and for the period from April 2, 2007 through May 7, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

SPECTRUM BRANDS, INC. (SPC)

Description of SPECTRUM BRANDS, INC.

According to publicly available information, SPECTRUM BRANDS, INC. (“Spectrum Brands”), together with its subsidiaries, manufactures and markets consumer batteries, lawn and garden, pet supplies, electric shaving and grooming, household insect control, electric personal care, and portable lighting products worldwide. Spectrum Brands also produces alkaline, zinc carbon, and hearing aid batteries, as well as aquariums and aquatic health supplies. Spectrum Brands designs and markets rechargeable batteries, battery-powered lighting products, electric shavers and accessories, grooming products, and hair care appliances. It provides lawn fertilizers, herbicides, insecticides and repellents, and specialty pet supplies. Spectrum Brands sells its products through retailers, wholesalers and distributors, hearing aid professionals, industrial distributors, and original equipment manufacturers.

Spectrum Brand’s SEC file number is 001-13615.

Historical Performance of Spectrum Brand

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	17.80	12.81	15.45
June 28, 2002	19.10	14.80	18.53
September 30, 2002	18.52	11.75	12.20
December 31, 2002	16.28	11.20	13.33
March 31, 2003	14.49	10.50	10.85
June 30, 2003	13.84	9.93	12.95
September 30, 2003	15.75	12.68	14.60
December 31, 2003	21.77	14.38	20.95
March 31, 2004	28.95	20.02	28.60
June 30, 2004	30.30	23.75	28.10
September 30, 2004	30.95	22.63	26.35
December 31, 2004	31.39	23.34	30.56
March 31, 2005	46.11	29.50	41.60
June 30, 2005	43.00	32.30	33.00
September 30, 2005	39.42	22.60	23.55
December 30, 2005	23.70	16.00	20.31
March 31, 2006	22.42	17.34	21.72
June 30, 2006	21.84	11.85	12.92
September 29, 2006	12.82	6.00	8.44
December 29, 2006	11.33	7.59	10.90
March 30, 2007	12.50	4.62	6.33
April 2, 2007- May 7, 2007	7.68	6.26	7.39

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 25.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Spectrum Brand

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	25.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.25%		100.00%
+	90%	6.25%		90.00%
+	80%	6.25%		80.00%
+	70%	6.25%		70.00%
+	60%	6.25%		60.00%
+	50%	6.25%		50.00%
+	40%	6.25%		40.00%
+	30%	6.25%		30.00%
+	20%	6.25%		20.00%
+	10%	6.25%		10.00%
	0%	6.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.75%	6.25%	-10.00%
-	20%	-13.75%	6.25%	-20.00%
-	30%	-23.75%	6.25%	-30.00%
-	40%	-33.75%	N/A	-40.00%
-	50%	-43.75%	N/A	-50.00%
-	60%	-53.75%	N/A	-60.00%
-	70%	-63.75%	N/A	-70.00%
-	80%	-73.75%	N/A	-80.00%
-	90%	-83.75%	N/A	-90.00%
-	100%	-93.75%	N/A	-100.00%

FWP-5

EVERGREEN ENERGY INC. (EEE)

Description of EVERGREEN ENERGY INC.

According to publicly available information, Evergreen Energy, Inc.(“Evergreen Energy”), together with its subsidiaries, provides energy, environmental, and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Evergreen Energy produces lower emission fuel utilizing its proprietary K-Fuel process. The K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into lower emission fuel. The K-Fuel process also enables the removal of certain impurities, including mercury and the reduction of emissions of sulfur dioxide and nitrogen oxide. Evergreen Energy also licenses its technology to third parties.

Evergreen Energy’s SEC file number is 001-14176.

Historical Performance of Evergreen Energy

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	3.06	2.50	2.73
June 28, 2002	2.83	1.80	2.55
September 30, 2002	2.60	1.73	2.00
December 31, 2002	2.75	1.68	2.59
March 31, 2003	2.75	2.35	2.51
June 30, 2003	4.40	2.41	3.88
September 30, 2003	5.25	3.39	5.02
December 31, 2003	7.86	5.01	7.55
March 31, 2004	10.58	7.36	10.39
June 30, 2004	11.05	7.04	7.62
September 30, 2004	9.61	6.24	7.71
December 31, 2004	15.94	6.91	14.52
March 31, 2005	18.00	12.24	13.4
June 30, 2005	14.90	10.32	14.29
September 30, 2005	18.48	13.98	17.11
December 30, 2005	17.50	12.41	17.14
March 31, 2006	22.16	16.50	18.20
June 30, 2006	19.52	11.62	15.28
September 29, 2006	16.50	8.39	10.70
December 29, 2006	14.13	7.65	9.95
March 30, 2007	10.60	5.45	6.57
April 2, 2007- May 7, 2007	7.70	5.62	7.70

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 25.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Evergreen Energy

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	25.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.25%		100.00%
+	90%	6.25%		90.00%
+	80%	6.25%		80.00%
+	70%	6.25%		70.00%
+	60%	6.25%		60.00%
+	50%	6.25%		50.00%
+	40%	6.25%		40.00%
+	30%	6.25%		30.00%
+	20%	6.25%		20.00%
+	10%	6.25%		10.00%
	0%	6.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.75%	6.25%	-10.00%
-	20%	-13.75%	6.25%	-20.00%
-	30%	-23.75%	6.25%	-30.00%
-	40%	-33.75%	N/A	-40.00%
-	50%	-43.75%	N/A	-50.00%
-	60%	-53.75%	N/A	-60.00%
-	70%	-63.75%	N/A	-70.00%
-	80%	-73.75%	N/A	-80.00%
-	90%	-83.75%	N/A	-90.00%
-	100%	-93.75%	N/A	-100.00%

FWP-6

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(TTWO)

Description of TAKE-TWO INTERACTIVE SOFTWARE, INC.

According to publicly available information, TAKE-TWO INTERACTIVE SOFTWARE, INC. (“Take-Two”) is a global publisher, developer and distributor of interactive entertainment software, hardware and accessories. Take-Two's publishing segment, which consists of Rockstar Games, 2K Games, 2K Sports and Global Star Software, develops, markets and publishes software titles for gaming and entertainment hardware platforms, including Sony's PlayStation 2 and PLAYSTATION 3 computer entertainment systems; Sony's PSP system; Microsoft's Xbox and Xbox 360 video game and entertainment systems; Nintendo's Wii, GameCube, DS and Game Boy Advance, and for personal computers. Take-Two’s distribution segment, which includes the Jack of All Games subsidiary, distributes its products, as well as third-party software, hardware and accessories to retail outlets in North America.

Take-Two’s SEC file number is 0-29230.

Historical Performance of Take-Two

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	15.8	9.33	13.40
June 28, 2002	18.03	11.20	13.73
September 30, 2002	19.72	10.73	19.33
December 31, 2002	20.99	14.12	15.66
March 31, 2003	16.07	12.20	14.86
June 30, 2003	20.93	13.97	18.88
September 30, 2003	25.57	16.23	22.77
December 31, 2003	27.78	18.28	19.21
March 31, 2004	25.00	17.93	24.53
June 30, 2004	24.97	18.27	20.43
September 30, 2004	23.64	19.15	21.90
December 31, 2004	24.42	20.68	23.19
March 31, 2005	27.99	21.25	26.07
June 30, 2005	29.60	23.29	25.45
September 30, 2005	28.16	21.37	22.09
December 30, 2005	22.16	16.92	17.70
March 31, 2006	19.38	13.64	18.66
June 30, 2006	19.40	9.85	10.82
September 29, 2006	15.15	9.06	14.26
December 29, 2006	20.57	13.34	17.76
March 30, 2007	24.80	15.60	20.14
April 2, 2007- May 7, 2007	21.81	18.85	19.97

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Take-Two

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-7

AMR CORPORATION. (AMR)

Description of AMR Corporation

According to publicly available information, AMR Corporation (“AMR”), through its subsidiaries, operates as a scheduled passenger airline in the United States. AMR, through its principal subsidiary, American Airlines, Inc., provides scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe, and Asia. American Airlines also operates as a scheduled air freight carrier, providing a range of freight and mail services to shippers throughout its system. In addition, AMR, through its subsidiary AMR Eagle Holding Corporation and other three independently owned regional airlines, provides connecting service from 8 of America’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico, and the Caribbean under the names American Eagle and American Connection.

AMR’s SEC file number is 1-8400.

Historical Performance of AMR

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	29.20	21.62	26.41
June 28, 2002	26.11	15.52	16.86
September 30, 2002	16.65	3.60	4.18
December 31, 2002	8.61	3.01	6.60
March 31, 2003	7.10	1.25	2.10
June 30, 2003	11.90	2.65	11.00
September 30, 2003	13.45	7.90	11.45
December 31, 2003	15.46	11.05	12.95
March 31, 2004	17.65	10.25	12.73
June 30, 2004	14.50	10.04	12.11
September 30, 2004	12.28	6.76	7.33
December 31, 2004	11.10	6.34	10.95
March 31, 2005	11.65	7.83	10.70
June 30, 2005	14.95	9.80	12.11
September 30, 2005	14.80	10.00	11.18
December 30, 2005	23.53	10.77	22.23
March 31, 2006	29.14	18.24	27.05
June 30, 2006	29.32	21.50	25.42
September 29, 2006	27.74	18.78	23.14
December 29, 2006	34.40	23.42	30.23
March 30, 2007	41.00	29.68	30.45
April 2, 2007- May 7, 2007	34.00	25.30	27.15

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.10 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMR

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	17.10 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.55%		100.00%
+	90%	8.55%		90.00%
+	80%	8.55%		80.00%
+	70%	8.55%		70.00%
+	60%	8.55%		60.00%
+	50%	8.55%		50.00%
+	40%	8.55%		40.00%
+	30%	8.55%		30.00%
+	20%	8.55%		20.00%
+	10%	8.55%		10.00%
	0%	8.55%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.45%	8.55%	-10.00%
-	20%	-11.45%	8.55%	-20.00%
-	30%	-21.45%	N/A	-30.00%
-	40%	-31.45%	N/A	-40.00%
-	50%	-41.45%	N/A	-50.00%
-	60%	-51.45%	N/A	-60.00%
-	70%	-61.45%	N/A	-70.00%
-	80%	-71.45%	N/A	-80.00%
-	90%	-81.45%	N/A	-90.00%
-	100%	-91.45%	N/A	-100.00%

FWP-8

RAMBUS INC. (RMBS)

Description of RAMBUS INC.

According to publicly available information, RAMBUS, INC. (“Rambus”) engages in the invention and license of chip interface technologies in California. Rambus’s memory interface products include DDR interface solution, which provides a comprehensive suite of interface cells and services; RDRAM memory interface, which enables exceptional system bandwidth-to-cost ratios for a broad range of consumer electronic, networking, and computing applications; and XDR DRAM technology, a total memory system solution, which is used for graphics processing, consumer electronics, network, and server applications. On March 6, 2007, Rambus received an additional notice of non-compliance from the Staff of the NASDAQ Stock Market due to the delay in the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could serve as a basis for delisting Rambus’s common stock from the NASDAQ Global Select Market.

Rambus’s SEC file number is 000-22339.

Historical Performance of Rambus

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	9.58	5.35	7.79
June 28, 2002	8.10	3.08	4.09
September 30, 2002	6.75	3.75	4.34
December 31, 2002	9.75	3.90	6.71
March 31, 2003	16.97	6.75	13.21
June 30, 2003	20.17	12.78	16.52
September 30, 2003	21.00	15.20	16.84
December 31, 2003	32.65	16.60	30.70
March 31, 2004	36.56	23.59	28.02
June 30, 2004	29.69	15.55	17.73
September 30, 2004	18.25	12.34	15.69
December 31, 2004	27.85	14.87	23.00
March 31, 2005	23.79	12.95	15.07
June 30, 2005	16.14	13.16	13.38
September 30, 2005	14.65	10.22	12.10
December 30, 2005	18.00	10.75	16.19
March 31, 2006	40.22	17.50	39.34
June 30, 2006	46.99	19.79	22.81
September 29, 2006	25.38	10.25	17.44
December 29, 2006	23.83	15.87	18.93
March 30, 2007	23.95	17.31	21.25
April 2, 2007- May 7, 2007	22.00	19.79	19.91

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Rambus

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	16.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	N/A	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

FWP-9

SUNPOWER CORPORATION (SPWR)

Description of SunPower Corporation

According to publicly available information, SunPower Corporation (“SunPower”) engages in the design, development, manufacture, and marketing of solar electric power products primarily in the United States, Germany, and Asia. SunPower offers solar cells, solar panels, and inverters, which convert sunlight to electricity compatible with the utility network for residential and commercial applications. SunPower also provides imaging detectors based on solar power technology primarily for medical imaging applications, as well as infrared detectors based on high performance all back contact technology primarily for use in computing and mobile phone applications. The common stock of SunPower started trading on the NASDAQ on November 16, 2005; therefore, the historical prices of SunPower commenced on and from November 16, 2005.

SunPower’s SEC file number is 000-51593.

Historical Performance of SunPower

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	34.75	18.00	33.99
March 31, 2006	45.09	29.08	38.16
June 30, 2006	42.00	24.60	28.02
September 29, 2006	34.25	23.75	27.74
December 29, 2006	40.00	26.35	37.17
March 30, 2007	48.11	35.40	45.50
April 2, 2007- May 7, 2007	62.50	45.84	56.20

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	SunPower

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	N/A	-30.00%
-	40%	-33.00%	N/A	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

FWP-10

LEVEL 3 COMMUNICATIONS, INC. (LVLT)

Description of Level 3 Communications, Inc.

According to publicly available information, Level 3 Communications, Inc. (“Level 3”) engages in the communications business primarily in North America and Europe. Level 3 offers switched services, including long distance origination, transport, and termination services; services that terminate toll free calls; international voice termination services; voice over Internet protocol enhanced local service to launch IP-based local and long-distance voice to residential and business customers; local inbound services; E-911 Direct solutions, including a fixed-location solution with network connections to public safety answering points and a solution for nomadic voice over Internet protocol providers; and automatic number identification-based and carrier identification code-based services, as well as a dedicated end-user service.

Level 3’s SEC file number is 0-15658.

Historical Performance of Level 3

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	5.98	2.15	3.56
June 28, 2002	5.66	2.74	2.95
September 30, 2002	7.39	2.48	3.89
December 31, 2002	6.62	3.84	4.90
March 31, 2003	5.41	4.48	5.16
June 30, 2003	7.90	5.07	6.70
September 30, 2003	6.60	4.35	5.42
December 31, 2003	5.87	4.85	5.70
March 31, 2004	7.40	3.71	4.00
June 30, 2004	4.29	2.75	3.51
September 30, 2004	3.54	2.43	2.59
December 31, 2004	4.27	2.54	3.39
March 31, 2005	3.40	1.79	2.06
June 30, 2005	2.50	1.55	2.03
September 30, 2005	2.44	1.87	2.32
December 30, 2005	3.93	2.03	2.87
March 31, 2006	5.80	2.71	5.18
June 30, 2006	6.00	3.74	4.44
September 29, 2006	5.56	3.37	5.39
December 29, 2006	6.09	4.75	5.6
March 30, 2007	6.80	5.54	6.10
April 2, 2007- May 7, 2007	6.30	5.20	5.54

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.85 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Level 3

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	12.85 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.21%		100.00%
+	90%	3.21%		90.00%
+	80%	3.21%		80.00%
+	70%	3.21%		70.00%
+	60%	3.21%		60.00%
+	50%	3.21%		50.00%
+	40%	3.21%		40.00%
+	30%	3.21%		30.00%
+	20%	3.21%		20.00%
+	10%	3.21%		10.00%
	0%	3.21%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.79%	3.21%	-10.00%
-	20%	-16.79%	3.21%	-20.00%
-	30%	-26.79%	N/A	-30.00%
-	40%	-36.79%	N/A	-40.00%
-	50%	-46.79%	N/A	-50.00%
-	60%	-56.79%	N/A	-60.00%
-	70%	-66.79%	N/A	-70.00%
-	80%	-76.79%	N/A	-80.00%
-	90%	-86.79%	N/A	-90.00%
-	100%	-96.79%	N/A	-100.00%

FWP-11

COUNTRYWIDE FINANCIAL CORPORATION. (CFC)

Description of Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (“Countrywide”), through its subsidiaries, is engaged in mortgage lending and other real estate finance-related businesses, including mortgage banking, banking and mortgage warehouse lending, dealing in securities and insurance underwriting. Countrywide operates in five segments: Mortgage Banking, which originates, purchases, sells and services non-commercial mortgage loans; Banking, which takes deposits and invest in mortgage loans and home equity lines of credit; Capital Markets, which operates an institutional broker-dealer that primarily specializes in trading and underwriting mortgage-backed securities; Insurance, which offers property, casualty, life and disability insurance as an underwriter and as an insurance agency, and Global Operations, which licenses technology to mortgage lenders in the United Kingdom.

Countrywide’s SEC file number is 1-8422.

Historical Performance of Countrywide

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	11.38	9.40	11.19
June 28, 2002	12.58	10.96	12.06
September 30, 2002	13.75	9.88	11.79
December 31, 2002	13.25	10.58	12.91
March 31, 2003	14.68	12.62	14.38
June 30, 2003	19.69	14.43	17.39
September 30, 2003	19.82	15.88	19.57
December 31, 2003	27.27	19.38	25.28
March 31, 2004	32.43	23.01	31.97
June 30, 2004	36.27	27.20	35.13
September 30, 2004	39.90	32.75	39.39
December 31, 2004	39.93	30.30	37.01
March 31, 2005	38.65	31.13	32.46
June 30, 2005	40.31	30.54	38.61
September 30, 2005	39.64	32.35	32.98
December 30, 2005	36.75	29.34	34.19
March 31, 2006	37.23	31.86	36.70
June 30, 2006	43.67	35.93	38.08
September 29, 2006	39.99	32.20	35.04
December 29, 2006	43.10	34.50	42.45
March 30, 2007	45.26	33.13	33.64
April 2, 2007- May 7, 2007	39.16	32.32	38.51

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.45 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Countrywide

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.45 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.73%		100.00%
+	90%	5.73%		90.00%
+	80%	5.73%		80.00%
+	70%	5.73%		70.00%
+	60%	5.73%		60.00%
+	50%	5.73%		50.00%
+	40%	5.73%		40.00%
+	30%	5.73%		30.00%
+	20%	5.73%		20.00%
+	10%	5.73%		10.00%
	0%	5.73%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.27%	5.73%	-10.00%
-	20%	-14.27%	5.73%	-20.00%
-	30%	-24.27%	N/A	-30.00%
-	40%	-34.27%	N/A	-40.00%
-	50%	-44.27%	N/A	-50.00%
-	60%	-54.27%	N/A	-60.00%
-	70%	-64.27%	N/A	-70.00%
-	80%	-74.27%	N/A	-80.00%
-	90%	-84.27%	N/A	-90.00%
-	100%	-94.27%	N/A	-100.00%

FWP-12

FIRST BANCORP. (FBP)

Description of First BanCorp.

According to publicly available information, First BanCorp. (“First Ban Corp”) is a financial holding company. First Ban Corp is a full-service provider of financial services and products with operations in Puerto Rico, the United States, and the United States and British Virgin Islands. First BanCorp provides a range of financial services for retail, commercial and institutional clients. On March 19, 2007, First BanCorp received a letter from the NYSE advising that, because First Bancorp did not file with the Securities Exchange Commission an Annual Report on form 10-K for the fiscal year ended December 31, 2006 by March 1, 2007, the NYSE is closely monitoring the status of the First BanCorp’s late filing and, if First BanCorp does not file the 2006 10-K within six months of the March 1, 2007 due date, the NYSE will determine whether to allow First BanCorp’s securities to trade for up to an additional six months or to commence suspension and delisting procedures.

First BanCorp’s SEC file number is 001-14793.

Historical Performance of First BanCorp

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	9.917	9.13	9.6333
June 28, 2002	12.83	9.467	12.5667
September 30, 2002	14.00	10.8667	12.7067
December 31, 2002	13.19	10.905	11.3
March 31, 2003	14.13	11.35	13.49
June 30, 2003	15.90	13.5	13.725
September 30, 2003	16.03	13.6	15.375
December 31, 2003	20.75	15.45	19.775
March 31, 2004	21.66	19.5	20.8
June 30, 2004	21.42	17.42	20.375
September 30, 2004	24.98	19.615	24.15
December 31, 2004	32.75	23.595	31.755
March 31, 2005	32.62	20.615	21.125
June 30, 2005	21.42	16.265	20.075
September 30, 2005	27.81	16.34	16.92
December 30, 2005	16.01	10.37	12.41
March 31, 2006	13.30	11.82	12.36
June 30, 2006	12.46	8.87	9.3
September 29, 2006	11.42	8.59	11.06
December 29, 2006	11.14	9.3	9.53
March 30, 2007	13.87	8.93	13.26
April 2, 2007- May 7, 2007	13.77	12.29	13.06

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	First BanCorp

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.50%		100.00%
+	90%	5.50%		90.00%
+	80%	5.50%		80.00%
+	70%	5.50%		70.00%
+	60%	5.50%		60.00%
+	50%	5.50%		50.00%
+	40%	5.50%		40.00%
+	30%	5.50%		30.00%
+	20%	5.50%		20.00%
+	10%	5.50%		10.00%
	0%	5.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.50%	5.50%	-10.00%
-	20%	-14.50%	5.50%	-20.00%
-	30%	-24.50%	N/A	-30.00%
-	40%	-34.50%	N/A	-40.00%
-	50%	-44.50%	N/A	-50.00%
-	60%	-54.50%	N/A	-60.00%
-	70%	-64.50%	N/A	-70.00%
-	80%	-74.50%	N/A	-80.00%
-	90%	-84.50%	N/A	-90.00%
-	100%	-94.50%	N/A	-100.00%

FWP-13

CONOCOPHILLIPS (COP)

Description of ConocoPhillips

According to publicly available information, ConocoPhillips operates as an integrated energy company worldwide. ConocoPhillips operates through six segments: Exploration and Production, Midstream, Refining and Marketing, LUKOIL Investment, Chemicals, and Emerging Businesses. The Exploration and Production segment explores for, produces, and markets crude oil, natural gas, and natural gas liquids. The Midstream segment gathers and processes natural gas; and fractionates and markets natural gas liquids in the United States and Trinidad. The Refining and Marketing segment involves in the refining of crude oil and other feedstocks into petroleum products, such as gasoline, distillates, and aviation fuels; and buying, selling, and transporting crude oil and petroleum products in the United States, Europe, and Asia Pacific. The LUKOIL Investment segment consists of 20% interest in OAO LUKOIL, an international integrated oil and gas company. The Chemicals segment manufactures and markets petrochemicals and plastics. The Emerging Businesses segment engages in the development of new businesses, including new technologies.

ConocoPhillips’s SEC file number is 001-32395.

Historical Performance of ConocoPhillips

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	31.9	27.65	31.4
June 28, 2002	32.05	27.265	29.44
September 30, 2002	29.605	22.375	23.12
December 31, 2002	25.375	22.015	24.195
March 31, 2003	26.925	22.57	26.8
June 30, 2003	27.975	24.835	27.4
September 30, 2003	28.765	25.645	27.375
December 31, 2003	33.02	27.145	32.785
March 31, 2004	35.745	32.15	34.905
June 30, 2004	39.495	34.29	38.145
September 30, 2004	42.175	35.64	41.425
December 31, 2004	45.61	40.745	43.415
March 31, 2005	56.985	41.4	53.92
June 30, 2005	61.36	47.55	57.49
September 30, 2005	71.48	58.05	69.91
December 30, 2005	70.66	57.05	58.18
March 31, 2006	66.25	58.01	63.15
June 30, 2006	72.5	57.66	65.53
September 29, 2006	70.75	56.55	59.53
December 29, 2006	74.89	54.9	71.95
March 30, 2007	71.5	61.59	68.35
April 2, 2007- May 7, 2007	71.66	66.24	70.34

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	ConocoPhillips

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	8.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.00%		100.00%
+	90%	8.00%		90.00%
+	80%	8.00%		80.00%
+	70%	8.00%		70.00%
+	60%	8.00%		60.00%
+	50%	8.00%		50.00%
+	40%	8.00%		40.00%
+	30%	8.00%		30.00%
+	20%	8.00%		20.00%
+	10%	8.00%		10.00%
	0%	8.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.00%	8.00%	-10.00%
-	20%	-12.00%	N/A	-20.00%
-	30%	-22.00%	N/A	-30.00%
-	40%	-32.00%	N/A	-40.00%
-	50%	-42.00%	N/A	-50.00%
-	60%	-52.00%	N/A	-60.00%
-	70%	-62.00%	N/A	-70.00%
-	80%	-72.00%	N/A	-80.00%
-	90%	-82.00%	N/A	-90.00%
-	100%	-92.00%	N/A	-100.00%

FWP-14